Exhibit 10.50

[KCI FUNDING CORPORATION]

AMENDMENT NO. 1 TO AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of May 21, 2004, is entered into among KCI FUNDING CORPORATION, a Delaware corporation, as seller (the “Seller”), BEARINGPOINT, INC., a Delaware corporation, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), MARKET STREET FUNDING CORPORATION, a Delaware corporation, as a Conduit Purchaser and a Related Committed Purchaser, PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for Market Street Purchaser Group, THREE RIVERS FUNDING CORPORATION, a Delaware corporation, as a Conduit Purchaser and a Related Committed Purchaser, MELLON BANK, N.A., a national banking association, as agent for Three Rivers Purchaser Group, and PNC, as administrator for each Purchase Group (in such capacity, the “Administrator”).

RECITALS

1.  The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement dated as of March 31, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

2.  The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Certain Defined Terms.    Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

2.  Amendments to Agreement.

2.1  The Preamble to the Agreement is hereby amended by adding the phrase “AMENDED AND RESTATED” immediately prior to the phrase “RECEIVABLES PURCHASE AGREEMENT” therein.

2.2  The definition of “Facility Termination Date” as set forth in Exhibit I to the Agreement is amended by deleting the date “May 21, 2004” therein and substituting the date “May 20, 2005” therefor.

2.3  Paragraph (2) of Exhibit II to the Agreement is hereby amended by (i) deleting the period at the end of paragraph (b)(iv) therein and substituting the phrase “; and” therefor and (ii) adding the following paragraph (v), to be and to read in its entirety as follows:

(v) (1) the Administrator, or agents or representatives of the Administrator, shall have conducted subsequent to May 21, 2004 an audit (which audit will be a field exam of any new accounting system of the Person being audited) as set forth in paragraphs 1(h) and 2(f) of Exhibit IV to the Agreement and (2) the Administrator and the Majority Purchasers have agreed with the Servicer with respect to procedures addressing any findings revealed by such audit.

2.4  Paragraph (g) of Exhibit V to the Agreement is hereby amended and restated in its entirety as follows:

(g) (i) the (A) Default Ratio shall exceed 6% or (B) the Delinquency Ratio shall exceed 25% or (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 4%, (B) the Delinquency Ratio shall exceed 22% or (C) the Dilution Ratio shall exceed 5%;

3.  Representations and Warranties.    Each of the Seller and Servicer hereby represents and warrants to the Purchasers, the Purchaser Agents and the Administrator as follows:

(a)  Representations and Warranties.    The representations and warranties of such Person contained in Exhibit III of the Agreement (as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)  Enforceability.    The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

(c)  No Default.    Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

4.  Effect of Amendment.    All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

5.  Effectiveness.    This Amendment shall become effective upon (i) receipt by the Administrator of this Amendment executed by each of the other parties hereto (including facsimile signature pages), or other evidence satisfactory to the Administrator of the execution and delivery of this Amendment by such other parties and (ii) the reduction of Aggregate Capital to zero.

6.  Counterparts.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

7.  Governing Law.    This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

8.  Section Headings.    The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

KCI FUNDING CORPORATION

By:	/s/ Patrick H. Kinzler

Name:	Patrick H. Kinzler

Title:	Treasurer

BEARINGPOINT, INC., as Servicer

By:	/s/ Patrick H. Kinzler

Name:	Patrick H. Kinzler

Title:	Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ John T. Smathers

Name:	John T. Smathers

Title:	Vice President

PURCHASERS:	MARKET STREET FUNDING CORPORATION as Conduit Purchaser and a Related Committed Purchaser

	By:	/s/ Evelyn Echevarria

	Name:	Evelyn Echevarria

	Title:	Vice President

THREE RIVERS FUNDING CORPORATION, as Conduit Purchaser and as a Related Committed Purchaser

By:	/s/ Bernard J. Angelo

Name:	Bernard J. Angelo

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Market Street Purchaser Agent

By:	/s/ John T. Smathers

Name:	John T. Smathers

Title:	Vice President

MELLON BANK, N.A., as Three Rivers Purchaser Agent

By:	/s/ Jonathan F. Widich

Name:	Jonathan F. Widich

Title:	First Vice President, as agent

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